UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 10, 2012

Commission File Number:  00049806

First PacTrust Bancorp, Inc.
(Exact name of small business issuer as specified in its charter)

Maryland
(State or other jurisdiction of incorporation or organization)
043639825
(IRS Employer Identification No.)

18500 Von Karman Ave, Suite 900, Irvine, California 92612
(Address of principal executive offices)

949-236-5211
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

First PacTrust Bancorp, Inc. (the "Company") announced today that it intends to offer and sell senior notes due 2020 in an underwritten public offering. The Company expects to use the net proceeds from the offering for possible acquisitions, support of organic growth, investments in, or extensions of credit to, its subsidiaries, investments in securities and for general corporate purposes. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

This Current Report on Form 8-K and the attached press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described therein, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The Company is conducting the offering pursuant to an effective Registration Statement on Form S-3 (File No. 333-170622) under the Securities Act of 1933, as amended. The senior notes offering is being made solely by means of a separate prospectus supplement and accompanying prospectus. Prospective investors should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents that the Company has filed with the Securities and Exchange Commission (the "SEC") for more complete information about the Company and the offering. Investors may obtain these documents without charge by visiting the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the prospectus relating to the offering may be obtained from Sandler O'Neill & Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, (866) 805-4128.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First PacTrust Bancorp, Inc.

Date:   April 10, 2012
By:	/s/ Richard Herrin

Name: Richard Herrin
Title: EVP - Chief Administrative Officer and Corp Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated April 10, 2012